Exhibit 10.1

DISTRIBUTION AGREEMENT
dated as of January 4, 2010
between
Insulet Corporation
and
Ypsomed Distribution AG

Page
Section 12.7 Assignments	26
Section 12.8 Force Majeure	26
Section 12.9 No Third-Party Beneficiaries	26
Section 12.10 Counterparts	26
Section 12.11 Further Assurance	27
Section 12.12 Governing Law	27
Section 12.13 Governing Language	27
Section 12.14 Arbitration	27
Section 12.15 Press Releases	27

EXHIBITS:

Exhibit I:	Products
Exhibit II:	Territory
Exhibit III:	Calendar Year Minimums and Pricing
Exhibit IV:	Variances
Exhibit V:	Business Plans

Distribution Agreement (this “Agreement”), dated as of January 4, 2010 (the “Effective Date”), between Insulet Corporation, a Delaware corporation (“Insulet”) and Ypsomed Distribution AG, Brunnmattstrasse 6, CH-3401 Burgdorf, Switzerland (“Distributor”). Each of Insulet and Distributor are referred to herein as a “Party” or the “Parties.”
Introduction
     Insulet has rights to market, distribute and sell certain products set forth in Exhibit I (as updated by Insulet from time to time in writing) (the “Products”). Insulet wishes to distribute the Products by appointment of distributors to make sales in certain territories.
     Insulet wishes to appoint Distributor as its exclusive distributor to promote, advertise, market, distribute and sell the Products in the territory referred to in Exhibit II (the “Territory”) and Distributor wishes to act as distributor on the terms and conditions set forth in this Agreement.
     Capitalized terms shall have the meanings ascribed to such terms in Section 12.2 or as otherwise provided in this Agreement.
     For good and valuable consideration, and in reliance upon the covenants, promises, and representations and warranties contained herein, the Parties, intending legally to be bound, hereby agree as follows:
ARTICLE I
Appointment of Distributor
          Section 1.1 Appointment.
          (a) Subject to the terms and conditions of this Agreement, Insulet hereby appoints Distributor to act as its exclusive distributor to promote, advertise, market, distribute and sell the Products in the Territory during the Term. Distributor hereby accepts the appointment and agrees to use commercially reasonable efforts to promote, advertise, market, distribute and sell the Products in the Territory during the Term in accordance with the terms and conditions of this Agreement.
          (b) Subject to Exhibit II, Sections III and IV, Insulet hereby retains all rights outside the Territory with respect to the Products in all respects, including the right to appoint other distributors.
          (c) Insulet shall forward to Distributor all inquiries, requests for information and purchase orders from Persons in the Territory relating to the Products.

          Section 1.2 Exclusivity. The appointment in Section 1.1(a) shall be exclusive to Distributor in the Territory during the Term until the Exclusivity Termination Date (if any). Subject to Section 4.2, during the Term until the Exclusivity Termination Date, Insulet shall not (directly or indirectly) appoint as its distributor any Person to, nor shall itself, promote, advertise, market, distribute or sell the Products, or any versions thereof, or any competitive products in the Territory, nor shall supply any Third Party for promotion, advertisement, marketing, distribution or sale of the Products, or any versions thereof, or any competitive products, in the Territory.
          Section 1.3 Limitations on Appointment. Distributor shall not, and, if permitted under applicable Laws, shall cause each of its Sub-Distributors not to, (i) actively promote, advertise, market, distribute or sell the Products outside the Territory; or (ii) support by its own actions any Third Party in doing any of the foregoing (which support includes, for example and without limitation, providing any written marketing materials, conducting or financing any clinical trials or otherwise providing any consideration in support of same). In addition, once Distributor learns of any conduct by a Sub-Distributor of these prohibited activities, Distributor shall, if permitted under applicable Laws, use commercially reasonable efforts to end all such prohibited activities by such Sub-Distributor within a commercially reasonable time period, which in all events shall be within 6 months of first learning of any such prohibited activities by such Sub-Distributor, and if unable to end all such prohibited activities by such efforts: if permitted under applicable Laws, (a) terminate the appointment of such Sub-Distributor; and (b) stop selling (directly or indirectly through other Sub-Distributors or otherwise) the Products to such Sub-Distributor. If Insulet notifies Distributor in writing of any conduct by a non-Affiliated Sub-Distributor of any such prohibited activities, Distributor shall thereafter confirm in writing to Insulet that Distributor has complied with the immediately preceding sentence with respect to such Sub-Distributor. The Parties agree that if Distributor breaches its obligations under this Section 1.3, Insulet shall have the right, in Insulet’s sole discretion, to either (a) provide written notice to convert Distributor’s appointment pursuant to Section 1.1 from exclusive distributor to non-exclusive distributor and the date of receipt of such notice shall be treated as an Exclusivity Termination Date; or (b) terminate this Agreement pursuant to Section 10.2.
          Section 1.4 No Compensation. Insulet is not obligated to pay compensation for Distributor’s performance of its obligations hereunder, and Distributor’s sole compensation shall arise from its resale of the Products. Insulet shall not provide Distributor with any other compensation or benefits, and Insulet shall not be responsible for reimbursement of any out-of-pocket expenses, except as expressly set forth herein.
          Section 1.5 Relationship. In the exercise of their respective rights and the performance of their respective obligations hereunder, the Parties are and shall remain independent contractors. Nothing in this Agreement shall be construed:
          (a) to give either Party the right or power to direct or control the daily activities of the other Party;

          (b) to create the relationship between the Parties of principal and agent, franchiser and franchisee, partners, joint ventures, co-owners or otherwise as participants in a joint undertaking;
          (c) to authorize either Party to bind the other Party to, or assume or create any contract and obligation of any kind, express or implied, on behalf of the other Party or to any other Person; or
          (d) to waive any right, interest and claim that one of the Parties may have against any other Person.
ARTICLE II
Marketing and Promotion
          Section 2.1 Steering Committee.
          (a) The Parties shall appoint a committee (the “Steering Committee”) comprised of one member designated by Insulet and one member designated by Distributor. The initial members of the Steering Committee shall be the Vice President International Operations, for Insulet and the Senior Vice President Marketing and Sales, for Distributor. Each Party may replace its Steering Committee member at any time upon written notice to the other Party.
          (b) The Steering Committee shall meet at least on a calendar quarterly basis, which meeting can be a teleconference, and shall be responsible for reviewing and steering the promotion, advertising and marketing activities relating to the Products and the performance of the Agreement by the Parties.
          (c) Each Party may invite, with the approval of the other Party (which shall not be unreasonably withheld), additional individuals to attend one or more meetings of the Steering Committee as ad hoc guests.
          Section 2.2 Promotion, Advertising and Marketing.
          (a) During the Term, Distributor shall actively promote, advertise, market, distribute and sell the Products only in the Territory.
          (b) Distributor shall commercialize the Products in accordance with the Business Plans attached as Exhibit V and such additional Business Plans to be developed by Distributor during the Term of this Agreement. Distributor shall update the Business Plans at least annually and present them to Insulet for review no later than October 1 of each year preceding the implementation of such plan. Such Business Plan shall include, at a minimum: (i) Distributor’s proposed promotion, advertising and marketing efforts; and (ii) a list of planned promotional activities, such as training sessions for the education and training of Customers.
          (c) Distributor shall produce promotion, advertising and marketing materials for the Products in the Territory. In connection therewith, Distributor shall conduct such activities, including development, translation, printing and communication of marketing, sales, medical education or other related materials (e.g., sales literature, advertising materials and promotional programs) as commercially necessary for the distribution and sale of the Products in the Territory (along with all other documents and other materials intended for public distribution created by or on behalf of Distributor or any Sub-Distributor regarding Insulet or any Products, collectively, “Distributor Materials”). Insulet shall provide such support (e.g., regarding technical information relating to the Products or printed materials such as product labels) as is reasonably necessary to permit Distributor to fulfill any relevant regulatory requirements with regard to the Distributor Materials. Distributor shall bear its own costs associated with Distributor Materials, and shall provide all Distributor Materials that would entail public communication regarding the Products to Insulet (translated in English, if applicable) for its prior review and prompt approval insofar as the material relates to the Products, which approval shall not be unreasonably withheld, provided that any accurate translation of any such materials previously approved by Insulet, or any materials provided by Insulet, shall not require Insulet’s separate approval. Unless Insulet has notified Distributor of any objections within [***] Business Days after receipt of such Distributor Materials], Insulet shall be deemed to have approved the Distributor Materials.
          (d) To facilitate Distributor’s performance of its obligations under this Section 2.2, Insulet shall, at [***] cost to Distributor, make available to Distributor the following materials written in English: (i) commercial, informational and educational materials or publications created by or on behalf of Insulet relating to the Products; and (ii) samples of artwork created by or on behalf of Insulet, in each case which Insulet may have in its possession or control, sufficient to allow Distributor to translate (where necessary) and print, at Distributor’s expense, sales literature, advertising materials, promotional programs or other materials required to promote, advertise, market, sell and distribute the Products.
          Section 2.3 Sub-Distributors. Distributor shall be entitled to appoint one or more Sub-Distributors to promote, advertise, market, distribute or sell the Products in the Territory in accordance with the terms and conditions of this Agreement; provided, however, that Distributor shall not utilize or engage any Competitor of Insulet as a Sub-Distributor, without the prior written consent of Insulet. Distributor shall remain jointly and severally liable under this Agreement for the actions and omissions of each of its Sub-Distributors, and Distributor shall be solely responsible for any commitments, obligations or liabilities made by any of its Sub-Distributors.
          Section 2.4 Customer Information.
          (a) Within [***] days of the end of each Calendar Quarter during the Term, Distributor shall provide Insulet with a quarterly report, which shall include the following information: (i) the number of new Customers added in the Calendar Quarter by country; (ii) the number of unit sales of each Product by country; (iii) the average price paid by each Customer for each Product by country; (iv) any information required by Law, such as Customer complaint information; and (v) any such other information that may be reasonably requested by Insulet. Notwithstanding anything to the contrary in this Agreement, Distributor shall not be obliged to disclose Customer data to Insulet.

          Section 2.5 Rights and Obligations of Distributor. Consistent with applicable Laws, Distributor shall actively promote the sale and distribution of the Products in the Territory. In particular, Distributor shall:
          (a) appoint and train appropriately qualified staff to carry out its duties under this Agreement;
          (b) undertake debtor collection;
          (c) check product availability and confirm delivery dates to Customers;
          (d) take orders from Customers and place such orders with Insulet;
          (e) track Customers’ orders and respond to Customers’ inquiries on orders;
          (f) undertake key account management;
          (g) provide other customer service activities as requested by Insulet and agreed to by Distributor;
          (h) assume no obligation or liability in Insulet’s name;
          (i) refrain from acting in such a manner as to be construed an employee or agent of Insulet;
          (j) make no representations or claims with respect to the Products, except in accordance with Section 3.1;
          (k) maintain sufficient inventory to fulfill its obligations under this Agreement and to Customers;
          (l) keep Insulet informed on a reasonably regular basis on sales activity, and promptly disclose to Insulet all material information relating to the Products obtained concerning purchasing plans of existing and prospective Customers, provided, that Distributor shall not be obliged to provide Insulet with Customer data;
          (m) within 30 days of expiration or termination of this Agreement, return to Insulet, at Insulet’s expense, all samples, catalogs, literature, correspondence, sales records, market data or information and other similar documents or materials on hand relating to the Products; and
          (n) submit marketing materials relating to the Products, if any, to local Governmental Authorities only in those countries in the Territory where such submissions are required or necessary, or as directed by Insulet or any Governmental Authority in the Territory, and provide reasonable assistance to Insulet in connection with Insulet’s submission of marketing materials relating to the Products in any country or jurisdiction in which Insulet is required by Laws to make such submissions.

Distributor may agree to provide other incidental services and perform other administrative functions in connection with or incidental to its duties hereunder, consistent with applicable Laws.
          Section 2.6 Competing Products. During the Term (i) until the Exclusivity Termination Date (if any) or, (ii) with respect to individual country(ies), until conversion of Distributor’s exclusive appointment pursuant to Section 1.1 from exclusive distributor to non-exclusive distributor in such country(ies), Distributor shall not, and, if permitted under applicable Laws, shall cause its Sub-Distributors not to, directly or indirectly engage in the manufacture, sale, offer for sale, marketing, promotion, distribution, solicitation of order or service of any Competitive Insulin Infusion Device in the Territory or in the individual country(ies) referred to in clause (ii) of this Section 2.6, other than the Products as provided in this Agreement. In addition, once Distributor learns of any conduct by a Sub-Distributor of such activities, Distributor shall, unless such activities have been approved by Insulet and unless prohibited by applicable Laws, use commercially reasonable efforts to promptly end all such activities by such Sub-Distributor within a commercially reasonable time period, which in all events shall be within 6 months of first learning of any such prohibited activities by such Sub-Distributor, and if unable to end all such prohibited activities by such efforts: if permitted under applicable Laws (a) terminate the appointment of such Sub-Distributor; and (b) stop selling (directly or indirectly through other Sub-Distributors or otherwise) the Products to such Sub-Distributor. If Insulet notifies Distributor in writing of any conduct by a non-Affiliated Sub-Distributor of any such prohibited activities, Distributor shall thereafter confirm in writing to Insulet that Distributor has complied with the immediately preceding sentence with respect to such Sub-Distributor. The Parties agree that if Distributor breaches its obligations under this Section 2.6, Insulet shall have the right, in Insulet’s sole discretion, to either (a) provide written notice to convert Distributor’s appointment pursuant to Section 1.1 from exclusive distributor to non-exclusive distributor the date of receipt of such notice shall be treated as an Exclusivity Termination Date; or (b) terminate this Agreement pursuant to Section 10.2.
ARTICLE III
Distribution of Products
          Section 3.1 Distributor Covenants. Distributor hereby covenants and agrees for the benefit of Insulet that Distributor shall:
          (a) conduct any promotion, advertising, marketing, distribution or sale of the Products in accordance with all applicable Laws and in material conformance with applicable industry codes, guidelines and standards, including each as amended and in force from time to time, and shall cultivate good relationships with Customers and potential customers in the Territory in accordance with sound commercial principles;
          (b) observe and comply with such storage, stock control and operational practices and procedures with respect to the Products as may be legally required and as Insulet may specify or approve from time to time;

          (c) not make any representation to Customers nor give any warranties other than those printed on the Products’ packaging or labeling or included within marketing or sales aid material or other Product information provided or agreed to by Insulet;
          (d) during the Term of this Agreement and for 3 years following expiration or termination of this Agreement, or such longer period as may be required by applicable Laws, maintain complete and accurate books of account and records showing orders placed, sales and services stock with respect to the Products;
          (e) promote the Products solely for the indications and other conditions of use approved by the United States Food and Drug Administration (“FDA”) (or other Governmental Authority) as described in the Products’ package inserts or FDA-approved labeling;
          (f) not use the services of any Person debarred or suspended under section 306 of the Federal Food, Drug, and Cosmetic Act, as amended, in performing its obligations or exercising its rights under this Agreement. Distributor shall promptly notify Insulet if any Person whose services Distributor is using in the performance of its obligations or exercise of its rights under this Agreement becomes debarred or suspended;
          (g) submit marketing materials relating to the Products, if any, to local Governmental Authorities only in those countries in the Territory where such submissions are required or necessary or as directed by Insulet or any Governmental Authority;
          (h) be responsible for all reimbursement activity relating to the Products;
          (i) promote, advertise, market, distribute and sell the Products in the Territory in substantially the same manner as other of Distributor’s businesses; and
          (j) execute trade terms, quantity discount, settlement terms, etc. in substantially the same manner as other of Distributor’s businesses.
          Section 3.2 Branding. Distributor shall have the right to choose the trademarks, logos and/or trade dress (the “Product Branding”) pursuant to which the Products are marketed and sold in the Territory, provided, however, that Insulet’s “OMNIPOD” trademark shall be included in the Product Branding in a manner to be mutually agreed upon by the Steering Committee.
          Section 3.3 Insurance. The Parties shall maintain adequate insurance, in such amounts and with such insurance companies as is customary in accordance with sound business practices consistent with the nature of the Products. Each Party shall upon the request of the other Party furnish certificates of such insurance.
ARTICLE IV
Purchase, Sale and Delivery of Products
          Section 4.1 Supply of Products.

          (a) Insulet shall use commercially reasonable efforts to manufacture and supply the Products with the Product Branding for Distributor during the Term with such quantities of the Products as Distributor shall order from Insulet on the terms and conditions set forth in this Agreement.
          (b) Insulet shall have the right to satisfy its supply obligations under this Agreement either in whole or in part through arrangements with Affiliates or Third Parties engaged by Insulet, provided that Insulet remains solely liable for the performance of such obligations.
          (c) Insulet shall notify Distributor as soon as commercially reasonable, taking due account of Distributor’s need to be informed, in the event Insulet anticipates any problems with supplying the quantities of the Products set forth in any forecast provided pursuant to Section 4.3, and the Parties shall agree on appropriate measures to address any such problems, including if Insulet is not able to supply Product to meet the Calendar Year Minimum once ordered by Distributor, then the Parties shall meet to discuss in good faith and agree on appropriate and reasonable downward reductions in the Calendar Year Minimum to reflect the amount of Product Insulet reasonably believes Insulet will be able to supply Distributor hereunder on a going forward basis. Should Insulet fail to deliver the Products in the amounts specified in an Order within 45 days of its acceptance of such Order, then the Calendar Year Minimum shall be reduced accordingly.
          Section 4.2 Calendar Year Minimums. The Parties agree to establish Calendar Year Minimums for the Products in accordance with the following process:
          (a) Exhibit III sets forth the Calendar Year Minimums for the Products. All Calendar Year Minimums [must be satisfied by Orders that have been initiated by Distributor and accepted by Insulet pursuant to Section 4.5 by no later than December 15 of the applicable Calendar Year.
          (b) A “Calendar Year Minimum Default” shall be deemed to occur if Distributor fails to purchase the Calendar Year Minimums for the Products in any Calendar Year. For clarification, a Calendar Year Minimum Default shall not be considered a breach of this Agreement that gives right to Insulet to terminate this Agreement under Section 10.2(b) or to claim damages; rather, any such Calendar Year Minimum Default may be addressed by Insulet pursuant Sections 4.2(c) and 10.3; Sections 4.2(c) and 10.3 being Insulet’s exclusive remedy in case of a Calendar Year Minimum Default.
          (c) If a Calendar Year Minimum Default occurs, Insulet shall give written notice thereof to Distributor, stating in reasonable detail the basis for determining that a Calendar Year Minimum Default has occurred. Distributor shall have a period of [***] days from the date of receipt of such notice to cure any Calendar Year Minimum Default. If the Calendar Year Minimum Default is not cured within such [***]-day period, Insulet may (but is not obligated to) provide written notice to convert Distributor’s appointment pursuant to Section 1.1 from exclusive distributor to non-exclusive distributor, which conversion shall be effective upon receipt of such notice (the “Exclusivity Termination Date”).

          Section 4.3 Forecasts. Upon execution of this Agreement, and for each Calendar Quarter thereafter, Distributor shall provide to Insulet, [***] days before the start of each Calendar Quarter a written forecast of its best estimate Order forecast for the 12-month period beginning with the start of the next Calendar Quarter, such forecast to be broken down Product-by-Product, month-by-month and country-by-country. Except as provided in Section 4.5(c), the forecasted amounts for the first 4 quarters of the forecast shall be deemed a binding and firm purchase order subject to the Variance Table in Exhibit IV.
          Section 4.4 Transfer Pricing. The transfer prices to be paid by Distributor for purchases of Products from Insulet for each Calendar Year of the initial Term shall be fixed as set forth in Exhibit III.
          Section 4.5 Orders.
          (a) All orders from Distributor to Insulet shall be initiated by a written purchase order specifying the quantities of the Products and requested dates of shipment (each, an “Order”) and shall be deemed accepted within [***] Calendar Days after receipt by Insulet, unless Insulet notifies Distributor in writing within those [***] Calendar Days.
          (b) Insulet shall not refuse to accept an Order which falls within the committed forecasts and the Variance Table in Exhibit IV. Insulet shall be entitled to reject or reschedule any Order that does not fall within the Variance Table in Exhibit IV, provided, that Insulet shall not refuse to accept an Order which exceeds the flexibility up variance set forth in the Variance Table in Exhibit IV, if such excess is necessary for Distributor to meet the applicable Calendar Year Minimums.
          (c) Contemporaneous with the execution of this Agreement, Distributor shall issue to Insulet an Order for Products that is equal to at least the Calendar Year Minimums for the PODs for Calendar Year 1, provided, that Distributor shall be free to request partial deliveries and to define the delivery dates of each partial delivery within Calendar Year 1, and Insulet must accept such partial deliveries and delivery dates.
          Section 4.6 Order of Precedence. Any inconsistency in any documents relating to the purchase of the Products shall be resolved by giving precedence in the following order: (i) the terms and conditions of this Agreement (including the Exhibits attached hereto); (ii) the provisions and text appearing on the face of the applicable Order insofar as they refer to the specific Order; and (iii) other documents, exhibits and attachments which accompany such Order.
          Section 4.7 Taxes and Governmental Charges. Prices do not include any taxes or other governmental charges, including import or export duties, value-added, sales, use or privileges taxes, property or excise, or similar taxes levied by any government. Distributor shall pay all such taxes or charges on or before the due date.
          Section 4.8 Shipment, Delivery and Title. Insulet shall deliver the Products EXW (Incoterms 2000) at a facility designated by Insulet in the free-trade zone in Shenzhen China or in Massachusetts, U.S.A. on the date as specified in the Order, provided, that such dates specified in the Orders shall allow for a delivery time of at least [***] days from date of Order. Title to each of the Products shall pass to Distributor (or to the Customer, where Insulet ships direct to a Customer) when delivery is made to the carrier at such point of shipment. Insulet shall be entitled to change the point of shipment, provided, however, that Insulet shall be responsible for any additional costs or expenses incurred by Ypsomed in connection with such changed point of shipment.
          Section 4.9 Rejection of Delivery.
          (a) Within [***] days of delivery of the Products to Distributor, Distributor shall notify Insulet in writing of any physical damage or issue which is apparent from an external review of the packaged Products, and within [***] days of Distributor’s receipt of notice from a Customer that any Product has a defect and/or does not conform to the Specifications for the Product, Distributor shall notify Insulet in writing of such claims by the Customer. In each case, Distributor shall, if possible, include with its notice sufficient samples to permit Insulet to evaluate Distributor’s or the Customer’s claims.
          (b) Within [***] days of receipt of those samples, Insulet will inform Distributor in writing whether it accepts or rejects Distributor’s or the Customer’s claims. If the claim is accepted, then Insulet shall [***] Distributor shall return all non-conforming Products (less reasonable samples) in its possession at Insulet’s expense within [***] days of the date of Insulet’s written confirmation that it accepts the claim, provided that such shipment can be made in accordance with applicable Laws, including export Laws.
          (c) If Insulet does not accept the claim, the Parties shall submit samples of the non-conforming Products for testing to an independent expert agreed upon by both Parties acting reasonably. If the Parties are unable to agree on the identity of the expert, the Parties shall jointly apply to a mutually agreed Third Party for the appointment of an expert. The expert’s determination will be final absent of manifest error. The costs associated with such expert determination shall be [***].
          Section 4.10 Terms of Payment. Insulet shall issue invoices for each shipment upon delivery in accordance with Section 4.8. Terms of payment shall be net [***] days from date of the invoice. All payments shall be in United States Dollars and shall be fully net, without set-off, deduction or counterclaim.
          Section 4.11 Late Charges. If Distributor fails to pay the price or any other payment due to Insulet promptly and when due, Insulet may recover, in addition to the price or payment, interest thereon at a rate of [***] per annum.
          Section 4.12 Audits. All records relating to regulatory issues in connection with the Products will be available for audit by Insulet and Governmental Authorities biannually at all reasonable times and upon reasonable notice, and for a period of three (3) years following the expiration or termination of this Agreement; provided, however, that any such inspection by Insulet or its designees shall be conducted in a manner that does not unreasonably interfere with the operation of the day-to-day business affairs of the Party being inspected. Insulet shall pay all costs and expenses with respect to any such inspection or audit. For clarification, Customer data and other trade secrets will not be disclosed by Distributor, unless required by applicable Law, in which case such Customer data will only be disclosed to Governmental Authorities.
          Section 4.13 Trade Price. Distributor shall be free to set its own trade prices. Distributor shall keep Insulet informed as to the trade prices so determined.
ARTICLE V
Compliance with Laws; Regulatory Matters; Recycling
          Section 5.1 Export and Trade Regulations. Both Parties shall endeavor to at all times carry out the transactions contemplated by this Agreement in conformity with all applicable Laws (including the United States Export Administration Acts), and shall obtain all necessary permits and licenses required in connection with the purchase, installation, sale, shipment, service or use of the Products. Shipments by Insulet are or may be subject to restrictions and limitations imposed by United States export controls and other trade sanctions. Each Party shall at all times use commercially reasonable efforts to keep the other Party informed of, and both Parties shall at all times use commercially reasonable efforts to comply with, such sanctions, controls and regulations, as well as the United States Foreign Corrupt Practices Act, in its respective use and disposition of the Products. If Insulet learns, or has reasonable cause to believe, or if any branch or agency of the government of the United States claims that a violation of any applicable export regulation or other trade sanction, export control or trade regulation by Distributor has occurred or is likely to occur because of any shipment by Insulet to Distributor, Insulet shall promptly notify Distributor and may, in addition to any other remedy it may have, suspend all shipments to Distributor until Insulet is satisfied that such violation did not occur or has ceased to occur, or such claim is withdrawn or otherwise resolved in favor of Insulet.
          Section 5.2 Customer Complaints and Product Safety. The Parties will cooperate in and each Party is responsible for full compliance with its requirements regarding Vigilance, Product complaint, Field Safety Notices, Product Recall requirements set forth in MEDDEV 2.12-1 rev. 5 and/ any future revisions as well as corresponding regulatory requirements in all countries of the Territory listed in Section II of Exhibit II and internal corporate procedures and policies. Distributor shall promptly notify Insulet of any customer complaints of which it may become aware in relation to the Products or any component thereof. Distributor will provide such Products to Insulet for evaluation. Insulet will perform evaluations of such customer complaints and supply the results of such evaluations to Distributor, including, but not limited to, corrective action(s) and investigations. Distributor will respond directly to the Customer regarding the results of these evaluations. Insulet will be responsible for creating and implementing any corrective or preventive action that concerns the Products, [***]. Insulet is responsible to file all necessary filings with Governmental Authorities.
          Section 5.3 Recalls. In the event any component of the Products is subject to a recall in the Territory, the Parties will cooperate, under overall Insulet oversight, to manage the process in a commercially reasonable manner. In the event of a recall or potential recall of any component of the Products, Insulet will notify and consult with Distributor with regard to the measures to be taken consistent with good business practices. Insulet shall be responsible for implementing any recall that concerns the Products, and shall bear all cost relating to such recall, [***], and Insulet will provide all replacement Products to Distributor or to Customers free of charge DDP (Incoterms 2000) destination as indicated by Distributor in writing.
          Section 5.4 Regulatory Interface. Insulet shall exercise commercially reasonable efforts to obtain and Maintain any Product Registrations in the countries of the Territory as set forth in Section II of Exhibit II during the Term. As used in this Section 5.4, the term “Maintain” means that: (a) Insulet shall exercise commercially reasonable efforts to maintain the Product Registrations as valid and in force with the appropriate Governmental Authorities, (b) Insulet shall use commercially reasonable efforts to the extent possible to minimize the number and extent of any changes to the Product Registrations, and (c) Insulet shall notify Distributor of any change to any of the Product Registrations during the Term and any such change requested or required by appropriate Governmental Authorities in the Territory. As between the Parties hereto, it is agreed that the Product Registrations shall be held in the name of Insulet, who shall be the beneficial owner of all Product Registrations and Distributor may not use the Product Registrations, or any of them, on or in respect of any product other than the Products or use any authorization other than one or more of the Product Registrations on or in respect of the Products, except as may be approved in writing by Insulet. Distributor agrees to use its commercially reasonable efforts to assist Insulet, [***] in obtaining and Maintaining the Product Registrations. [***] If any Governmental Authority gives notice to Insulet that its Product Registration may be invalid or may be revoked, limited, or conditioned, Insulet shall promptly inform Distributor, but in any case not more than [***] Business Days following Insulet’s receipt of such notice.
          Section 5.5 Failure to Maintain. At any time during the Term, if Insulet fails to Maintain an existing Product Registration or any of the Product Registrations becomes invalid or not in full force and effect with the appropriate authorities in any country in the Territory, then Distributor may either assume Insulet’s responsibilities under this Article V at Insulet’s costs or terminate this Agreement with regard to such Product in such affected country(ies) with immediate effect, provided that Distributor shall not be entitled to exercise such rights under this Section 5.5 if such failure to Maintain a Product Registration in any country(ies) is as a result of or in connection with either (a) a breach of this Agreement by Distributor or (b) any negligence or willful misconduct by Distributor or any Sub-Distributor.
          Section 5.6 Regulatory Requirements. Distributor shall at all times promote, advertise, market distribute and sell the Products in accordance with all applicable Laws. Distributor shall also follow (a) all relevant current written regulatory, quality assurance instructions and guidelines agreed by the Parties.
          Section 5.7 Labeling. Subject to Section 3.2 hereof, all labeling and package inserts used in any way in connection with the Products shall comply with the Product labeling supplied or approved in writing by Insulet and with all applicable Laws. Distributor shall promptly inform Insulet of any local requirements affecting the labeling and package inserts of the Products; provided, however, that Insulet remains independently obligated to be aware of regulatory requirements in all jurisdictions where it has obtained and Maintains a Product Registration.

          Section 5.8 Local Laws. Distributor shall keep Insulet informed of any Laws of the Territory which might be applicable to, or affect the use or sale of, the Products in the Territory. Distributor shall inform Insulet of any instructions or requests inconsistent with these Laws, provided, however, that Insulet remains independently obligated to be aware of regulatory requirements in all jurisdictions where it has obtained and Maintains a Product Registration.
          Section 5.9 Recycling. The Parties shall collaborate and agree upon an acceptable recycling program for the Products. The costs associated with such program shall be borne by Distributor.
ARTICLE VI
Intellectual Property Rights
          Section 6.1 Grant of License; Ownership of Intellectual Property Rights. Insulet hereby grants Distributor a non-exclusive, royalty-free, limited license during the Term and under the Intellectual Property Rights of Insulet relating to the Products solely to purchase Products from Insulet and to promote, advertise, market, distribute and sell Products to Customers in the Territory in accordance with the terms and conditions of this Agreement. Distributor hereby grants Insulet a non-exclusive, royalty-free, limited license during the Term and under the Intellectual Property Rights of Distributor to use the Product Branding solely for labeling of the Products pursuant to this Agreement and for no other purpose whatsoever.
          Section 6.2 Use of Intellectual Property Rights. Distributor shall not alter, deface, remove, cover, mutilate, or add to, in any manner whatsoever, any patent notice, copyright notice, trademark, trade name, serial number, model number or legend that Insulet may attach or affix to the Products. Distributor also agrees that during the Term, it will not otherwise register or use any of Insulet’s Intellectual Property Rights or any word, symbol or design confusingly similar thereto, unless agreed by Insulet.
          Section 6.3 Assistance. Distributor shall, at the expense of Insulet, take such steps as Insulet may reasonably require to assist Insulet in maintaining the validity and enforceability of the Intellectual Property Rights of Insulet, and Distributor will not do, or allow or authorize any Person to do, any act which could invalidate or be inconsistent with the Intellectual Property Rights of Insulet and shall not omit, or allow or authorize any Person to omit, to do any act which, by its omission, could invalidate or be inconsistent with the Intellectual Property Rights.
          Section 6.4 Notice of Claims of Infringement. Distributor shall promptly notify Insulet of (a) any claims or objections that its use of the Intellectual Property Rights in connection with the promotion, advertising, marketing, distribution or sale of the Products may or will infringe the copyrights, patents, trademarks or other proprietary rights of another Person, and (b) any and all infringements, imitations, illegal use, or misuse, by any Person, of the Intellectual Property Rights of Insulet which come to its attention; provided, however, that Distributor will not take any legal action relating to the protection of any Intellectual Property Rights of Insulet without the prior written approval of Insulet; and provided further, that Distributor shall render Insulet, [***], all reasonable assistance in connection with any matter pertaining to the protection of the Intellectual Property Rights, whether in courts, administrative agencies, or otherwise.
          Section 6.5 Notice of Infringement. Distributor shall promptly notify Insulet of any infringement, violation, claim or objection in the Territory of or relating to the Intellectual Property Rights, Confidential Information or Product Registrations (including trademarks, patents, know-how, government licenses and health registrations) of Insulet which come to Distributor’s attention, and shall, [***], cooperate in taking such action as Insulet may reasonably deem necessary in connection with any such infringement, violation, claim or objection.
          Section 6.6 Reservation of Rights. Except as otherwise expressly set forth herein, either Party reserves all right, title and interest in the Intellectual Property Rights of it or any of its Affiliates, and the other Party shall not acquire, or be deemed to have acquired, any right, title or interest whatsoever as a result of this Agreement in the Intellectual Property Rights of either Party or any of its Affiliates. Subject to Section 11.3, upon expiration or termination of this Agreement for any reason, the Parties agree to immediately discontinue any further use of the Intellectual Property Rights of the other Party granted under this Agreement.
ARTICLE VII
Confidentiality
          Section 7.1 Non-Disclosure Obligations. During the Term, a Party may, at its sole discretion, disclose certain Confidential Information to the other Party. This information will be used solely to permit the receiving Party to exercise its rights and perform its obligations under this Agreement. The receiving Party shall not disclose any Confidential Information to a Third Party and shall refrain from using or exploiting any and all Confidential Information for any purpose or activities other than those specifically authorized in this Agreement. The receiving Party shall keep such Confidential Information secret during the Term of this Agreement and for 10 years after the expiration or termination hereof.
          Section 7.2 Ownership of Material. Except as otherwise expressly provided for herein, all files, lists, records, documents, drawings and specifications which incorporate or refer to all or a portion of the Confidential Information shall remain the sole property of the disclosing Party. Such materials shall be promptly returned upon the earlier of (a) the disclosing Party’s reasonable request, or (b) expiration or termination of this Agreement.
          Section 7.3 Exceptions. The provisions of this Article VII shall not apply, or shall cease to apply, to data and information supplied by a Party if such data or information (a) was already known to the receiving Party, (b) becomes part of the public domain without a breach of confidence by the receiving Party or any other Person, (c) was received by the receiving Party from a Third Party without restrictions on such Third Party’s use in favor of the disclosing Party, or (d) was required to be disclosed pursuant to any statutory or regulatory provision or court order (in which case only such portion of Confidential Information shall be disclosed as is required, and the provisions of this Article VII shall not apply for disclosure in accordance with the respective statutory or regulatory provision or court order only), provided that the receiving Party shall have the burden of establishing any of the foregoing exceptions.
ARTICLE VIII
Representations, Warranties and Liabilities
          Section 8.1 By Insulet. Insulet represents and warrants to Distributor that (i) Insulet has the full right and authority to enter into this Agreement and grant the rights granted herein; (ii) Insulet has not previously granted and will not grant any right in conflict with any of the rights granted herein; and (iii) to Insulet’s knowledge on the Effective Date, there is no existing or threatened action, suit or claim pending against it with respect to its right to enter into and perform any of its obligations under this Agreement.
          (a) Insulet represents and warrants to Distributor that all applicable Laws and the scientific and technical state of the art are observed and fulfilled.
          (b) Insulet represents and warrants to Distributor that no Products delivered are encumbered in any form by Third Party rights (pledge, ownership, co-ownership, joint ownership and the like).
          (c) Insulet represents and warrants to Distributor that the Products, the manufacture of Products and all documentation related to the manufacture and the Products will conform to any regulatory requirements in the countries of the Territory listed in Section II of Exhibit II.
          (d) Insulet represents and warrants to Distributor that to the best of Insulet’s knowledge no intellectual property rights of Third Parties bar the use of the Products in the Territory as contemplated by this Agreement.
          Section 8.2 By Distributor. Distributor represents and warrants to Insulet that (i) Distributor has the full right and authority to enter into this Agreement and grant the rights granted herein; (ii) Distributor has not previously granted and will not grant any right in conflict with any of the rights granted herein; and (iii) to Distributor’s knowledge on the Effective Date, there is no existing or threatened action, suit or claim pending against it with respect to its right to enter into and perform its obligations under this Agreement.
          Section 8.3 Product Warranty and Remedies.
          (a) Subject to Section 8.3(b), Insulet hereby (i) warrants that the PDM shall be free from material defects in material and workmanship under normal use and maintenance as provided in the applicable instructions and fulfills the Specifications, for a period of [***] months from the date of shipment of the PDM; (ii) warrants that the POD shall have an expiration date at least [***] months from the date of shipment of the POD; and (iii) undertakes to use commercially reasonable efforts to deliver PODs with an expiration date at least [***] months from the date of shipment of the POD by June 1, [***].

          (b) Distributor shall maintain inventory of Products on a first in, first out (FIFO) basis. For Products with expiration date, Distributor shall distribute such Products by lowest expiration date first.
          (c) Subject to Section 4.9, the obligation of Insulet under the warranties set forth in this Section 8.3 is limited to replacement or credit of parts and materials that prove defective. The foregoing notwithstanding, Insulet shall not be responsible for damage to any Product resulting from misuse, negligence or accident, or resulting from repairs or alterations made by any Person not duly authorized by Insulet in writing.
          Section 8.4 No Implied Warranties. THE EXPRESS REPRESENTATIONS AND WARRANTIES GIVEN IN THIS AGREEMENT ARE THE ONLY REPRESENTATIONS OR WARRANTIES GIVEN BY INSULET WITH RESPECT TO THE PRODUCTS AND ARE GIVEN IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THOSE OF NONINFRINGEMENT, TITLE, MERCHANTABILITY, COURSE OF DEALING, USAGE OF TRADE, AND FITNESS FOR A PARTICULAR PURPOSE. DISTRIBUTOR’S EXCLUSIVE REMEDIES AND INSULET’S SOLE LIABILITY FOR ANY NONCONFORMITY OR DEFECT IN ANY PRODUCT SHALL BE THOSE EXPRESSED IN THIS AGREEMENT.
          Section 8.5 Limitation of Liability. An essential purpose of the limited exclusive liabilities and remedies in this Agreement is allocation of risk between Insulet and Distributor, which allocation of risks is reflected in the purchase price for the Products. EXCEPT FOR INSULET’S INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 9 AND/OR INSULET’S LIABILITY ARISING OUT OF TERMINATION OF THIS AGREEMENT BY DISTRIBUTOR PURSUANT TO SECTION 10.2, OR AS A RESULT OF A BREACH OF SECTION 7, UNDER NO CIRCUMSTANCES SHALL INSULET’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR INSULET’S PERFORMANCE OR ASSERTED FAILURE TO PERFORM HEREUNDER, IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EXCEED [***] THE PURCHASE PRICE OF THE PRODUCT OR PART THEREOF TO WHICH SUCH LIABILITY RELATES. EXCEPT FOR LIABILITY ARISING AS A RESULT OF A PARTY’S INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 9 OR AS A RESULT OF A BREACH OF SECTIONS 6.1 AND/OR 7, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL, TORT OR ANALOGOUS DAMAGES, INCLUDING DAMAGES RESULTING FROM LOSS OF USE, PROFITS, REVENUES, BUSINESS OR GOODWILL, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.

ARTICLE IX
Indemnification
          Section 9.1 Insulet Indemnity.
          (a) Insulet will indemnify, defend, and hold harmless Distributor, and each of its officers, directors, agents, employees, representatives, successors, and assigns (collectively, “Distributor Indemnitees”), from and against any and all liabilities, losses, damages, and expenses         , including without limitation reasonable attorney’s fees and expenses (the “Losses”) relating to any demand, claim, suit or proceeding brought by a Third Party to the extent arising from or occurring as a result of: (i) Insulet’s material breach of this Agreement, (ii) any negligent or willful act or omission by or on behalf of Insulet, (iii) violation of any applicable Law by Insulet, (iv) the actual or alleged infringement of a claim of a patent or the actual or alleged infringement or misappropriation of a Third Party Intellectual Property Right by the Products, (v) physical injury (including death) and/or property damage actually or allegedly caused by the Products, or (vi) any other representation, act or omission by or on behalf of Insulet, including Insulet’s performance of or failure to perform any term or condition of this Agreement. Insulet shall not be liable for any Losses resulting from the negligent or willful misconduct of any Distributor Indemnitee.
          (b) Distributor Indemnity. Insulet shall not be liable for any Losses to the extent incurred by Distributor or any other person or entity, and Distributor shall indemnify, defend, and hold harmless Insulet and its Affiliates and their officers, directors, agents, employees, representatives, successors, and assigns (collectively, “Insulet Indemnitees”) from and against any and all Losses relating to any demand, claim, suit or proceeding brought by a Third Party to the extent arising from or occurring as a result of (i) Distributor’s material breach of this Agreement, (ii) any negligent or willful act or omission by or on behalf of Distributor; (iii) violation of any applicable Law by Distributor, (iv) the use of any Product or part thereof furnished in combination with products, software or data not supplied by Insulet, (v) any modification made to the Products without Insulet’s prior written consent, (vi) any termination or expiration of any Sub-Distributor (to the extent not attributable to any direct relationship, including any relationship preceding this Agreement, entered into between Insulet and such Sub-Distributor independently from this Agreement), or (vii) any other representation, act or omission by or on behalf of Distributor, including Distributor’s performance of or failure to perform any term or condition of this Agreement. Distributor shall not be liable for any Losses resulting from the negligent or willful misconduct of any Insulet Indemnitee.
          Section 9.2 Indemnification Procedure.
          (a) A Party that intends to claim indemnification under this Section 9 shall promptly notify the indemnifying Party of any such claims in respect of which such Party intends to claim such indemnification, and if applicable such indemnifying Party shall assume the defense thereof with counsel mutually satisfactory to the Parties; provided that such Party shall have the right to retain its own counsel and, in case compensation for fees and expenses are not otherwise awarded, compensation for such reasonable costs shall be paid by such indemnifying Party provided such indemnifying Party is responsible for the defense thereof, if representation of such Party by the counsel retained by such indemnifying Party would be inappropriate due to actual or potential conflicting interests between such Party and any other Party represented by such counsel. The indemnification provided for by this Section 9 shall not apply to amounts paid in settlement of any such claim if such settlement is effected without the consent of the indemnifying Party, which consent shall not be unreasonably withheld. The failure to deliver notice to the indemnifying Party within a reasonable time after the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve the indemnifying Party of any liability to the other Party under this Section 9.3 to the extent so prejudiced, but the omission so to deliver notice to such indemnifying Party shall not otherwise relieve it of any liability that it may have to such other Party. The indemnified Party shall cooperate fully with the other Party in the investigation of any such claim covered by this indemnification.
          (b) If Distributor receives a demand, claim, suit or proceeding subject to Insulet indemnification under Section 9.1(a)(iv), Distributor shall notify Insulet promptly in writing and give Insulet information, assistance and exclusive authority to evaluate, defend and settle such claim. Insulet shall then at its own expense and option, (i) settle the claim (which settlement shall include for Distributor the right to sell and use the Products pursuant to this Agreement); (ii) procure for Distributor the right to sell and use the Product pursuant to this Agreement; (iii) replace or modify the Product to avoid infringement; (iv) defend against such claim; or (v) remove the Product and indemnify and hold harmless Distributor. Should any court of competent jurisdiction hold in a final decision that the sale, manufacture, or use of such Product constitutes infringement, Insulet shall pay any costs and damages finally awarded against Distributor on the account of such infringement, and if the use of such Product is enjoined, Insulet shall take one more of the actions under clauses (ii), (iii) or (v) above. Insulet reserves the right, at its sole option, to notify Distributor in writing that as a result of a claim, suit or proceeding or threat of same in any given country, Distributor may not market or sell the Products in such country, effective as of such written notice, subject to full indemnification of Distributor. The foregoing states the entire and complete liability of Insulet for any patent infringement or claimed infringement by reason of the sale, manufacture or use of the Products or any part thereof. This Section 9.3(b) shall also apply in the event Insulet receives a claim, suit or proceeding relating to an actual or alleged infringement of a claim of a patent or an actual or alleged infringement or misappropriation of a Third Party Intellectual Property Right by the Products.
ARTICLE X
Term and Termination
          Section 10.1 Term and Renewal.
          (a) The initial term of this Agreement shall be for a period of 5 years from the date of the first commercial delivery of Products, unless earlier terminated under the provisions of this Agreement (the “Term”).

          (b) Fifteen months prior to the end of the Term, the Parties shall negotiate in good faith to enter into an amendment of this Agreement to include a renewal term for this Agreement.
          Section 10.2 Termination for Cause. This Agreement may be terminated by Insulet or Distributor in the event of any of the following:
          (a) immediately upon written notice to the other, if the other Party becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other Party which proceeding remains undismissed for a period of 30 days; or
          (b) in the event that the other Party fails to perform or otherwise materially breaches any of its obligations hereunder, and does not cure such failure or breach within 60 days of receipt of written notice from the non-breaching Party of such failure or breach. In no event, however, shall such notice of intention to terminate be deemed to waive any rights to damages or any other remedy which the Party giving notice of breach may have as a consequence of such failure or breach.
     For clarity, the date of any notice of termination for cause under this Section 10.2 shall also be an Exclusivity Termination Date notwithstanding any wind-down period provided herein.
     Notwithstanding the foregoing, Insulet shall have the right, in its sole discretion to in lieu of terminating the Agreement in full pursuant to Section 10.2, to either (a) convert Distributor’s appointment pursuant to Section 1.1 from exclusive to non-exclusive in any countries in the Territory upon written notice to Distributor and the date of receipt of such notice shall be treated as an Exclusivity Termination Date, in which case the Calendar Year Minimums shall be adjusted as set forth in Exhibit III; or (b) in lieu of terminating the Agreement in full pursuant to Section 10.2, selectively terminate Distributor’s appointment as distributor in the country(ies) in the Territory to which Distributor’s material breach relates, in which case the Calendar Year Minimums shall be adjusted as set forth in Exhibit III.
     If Insulet terminates this Agreement pursuant to this Section 10.2 due to Distributor’s breach of Section 2.6 hereof, Insulet shall have, the right to collect damages equal to the quantity of Products as set forth in the most recent Forecast multiplied by [***] of the Transfer Price; further claims are excluded. In the event the Parties have not entered into an amendment of this Agreement to include a renewal term for this Agreement as set forth in Section 10.1(b) hereof and Distributor breaches Section 2.6 hereof in the last 12 months of the Term, and if Insulet terminates this Agreement pursuant to this Section 10.2 due to Distributor’s breach of Section 2.6 hereof, Insulet shall have the right to collect damages equal to the quantity of Products as set forth in the most recent Forecast multiplied by [***] of the Transfer Price; further claims are excluded. For clarification, the damages defined in the first sentence of this clause and the damages defined in the second sentence of this clause shall not apply cumulatively.

          Section 10.3 Termination for Calendar Year Minimum Default.
          (a) Insulet may terminate this Agreement upon 12 months written notice if a Calendar Year Minimum Default occurs in two (2) consecutive Calendar Years, provided, that Insulet did not convert Distributor’s appointment pursuant to Section 1.1 from exclusive distributor to non-exclusive distributor in accordance with Section 4.2(c) after the first Calendar Year Minimum Default, and provided further, that for purposes of this Section 10.3 the Calendar Year Minimum of Calendar Year 1 shall not apply, i.e. a Calendar Year Minimum Default in Calendar Year 1 shall not be taken into consideration for the purposes of Section 10.3.
          (b) Insulet may terminate this Agreement upon 12 months written notice if Distributor submits a forecast pursuant to Section 4.3 that would result in Orders or purchases of Products equal to less than [***] of the applicable Calendar Year Minimum for the applicable Calendar Year.
     For clarity, the date of any notice of termination under this Section 10.3 shall also be an Exclusivity Termination Date notwithstanding any wind-down period provided herein.
     Notwithstanding the foregoing in this Section 10.3, Insulet shall have the right, in its sole discretion to in lieu of terminating the Agreement in full pursuant to Section 10.3, to convert Distributor’s appointment pursuant to Section 1.1 from exclusive to non-exclusive in any countries in the Territory upon written notice to Distributor and the date of receipt of such notice shall be treated as an Exclusivity Termination Date.
          Section 10.4 Termination for Patent Challenge. If Distributor directly or indirectly initiates any challenges of Insulet’s patent rights, Insulet shall have the right to (i) immediately terminate this Agreement; and (ii) collect, as damages, [***] of the amounts due under the Calendar Year Minimums for the remainder of the Term.
          Section 10.5 Termination or Expiration Fee.
          (a) In the event of any termination of this Agreement by Insulet or Distributor or upon the expiration of this Agreement, Insulet shall pay Distributor a Termination/Expiration Fee calculated as follows:
Termination/Expiration Fee = [***]
     [***] twelve (12) month [***].
          (b) In the event of termination of this Agreement by Insulet or Distributor with regard to a Product in any individual country(ies), Insulet shall pay Distributor a Termination/Expiration Fee calculated as follows:
     Termination/Expiration Fee = [***] in the respective country(ies) during the twelve (12) month period following such termination to Customers who purchased PODS or PDMs from Distributor during the Term of this Agreement.

     The Termination/Expiration Fee shall be determined on a quarterly basis and paid to Distributor within sixty (60) days after the close of each Calendar Quarter after the expiration or termination of this Agreement.
     The Parties agree that the Termination/Expiration Fee set forth in this Section 10.5 is based on the assumption that [***] the twelve (12) month period following termination or expiration of this Agreement. In the event that [***] the twelve (12) month period following termination or expiration of this Agreement due to reasons in Insulet’s responsibility, including, without limitation, [***], the Parties shall negotiate in good faith and agree on a fair and equitable adjustment of the Termination/Expiration Fee of [***].
ARTICLE XI
Rights and Obligations upon Termination
          Section 11.1 Cessation of Rights. Upon expiration, non-renewal or termination (collectively, “Termination”) of this Agreement for any reason whatsoever, no Party and none of its directors, officers, stockholders or Affiliates shall have any further liability or obligation to the other Party under this Agreement, except with respect to Sections 2.5(m), 3.1(d), 4.6, 4.7, 4.9, 4.10, 4.11, 4.12, 5.2, 5.3, 6.2, 6.6, 8.3, 8.4, 8.5, 10.2, 10.4 and 10.5, Articles 7, 9, 11 and 12 and the definitions in Exhibit I (which shall survive Termination of this Agreement), except that nothing in this Section 11.1 shall prejudice any rights, claims, or causes of action that may have accrued hereunder or with respect hereto prior to the date of such Termination, including for breach of this Agreement (whether based upon the Termination or otherwise).
          Section 11.2 No Penalties; Survival. Without prejudice to any rights or right of action which may have accrued during the Term, and subject to Sections 10.2, 10.4 and 10.5, neither Party shall be entitled to any compensation or other penalty arising out of Termination, provided this Agreement has expired or been terminated in accordance with its terms. Any claim, the cause of which has arisen during the Term of this Agreement, and which is not submitted and properly substantiated within [***] years following Termination shall be deemed waived and shall be conclusively barred from assertion by the claimant unless the delay in submission or substantiation is due to circumstances beyond the claimant’s control.
          Section 11.3 Return of Products and Information. Upon Termination of this Agreement, Distributor shall promptly and at the cost of Insulet return to Insulet or a Third Party designated by Insulet, all Products samples, Confidential Information and all other information supplied by Insulet; provided that in the event that this Agreement terminates as a result of a material uncured breach by Distributor, Insulet shall not be responsible for such return costs; and provided further, that Distributor may maintain a copy of Insulet’s Confidential Information for as long as reasonably necessary to comply with applicable Laws. Upon Termination of this Agreement, Insulet may, at its option, elect to purchase any remaining Products from Distributor at cost or allow Distributor to sell its remaining supply of Products in the Territory within reasonable time.
          Section 11.4 Obligations of Distributor upon Termination. Upon Termination of this Agreement and subject to Section 11.3, Distributor shall immediately cease any and all use of the Product Registrations and transfer to Insulet or its designee any Product Registration not already in the name of Insulet or an Affiliate of Insulet with any rights thereto that Distributor may then hold. To the extent not already owned by Insulet, Distributor shall use commercially reasonable efforts to transfer such Product Registration and rights without interruption or disruption to the distribution, marketing or sales of the Products in the Territory.
ARTICLE XII
General Provisions
          Section 12.1 Notices All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be by facsimile, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a Party in accordance with this Section 12.1:
     if to Distributor:
Ypsomed Distribution AG
Brunnmattstrasse 6
CH-3401 Burgdorf
Switzerland
Attention: General Counsel
Facsimile: ++41/ 34 424 41 55
     with a copy (which shall not constitute notice) to:
Ypsomed Distribution AG
Brunnmattstrasse 6
CH-3401 Burgdorf
Switzerland
Attention: Product Manager Infusion Systems
Facsimile: ++41/ 34 424 32 92”
     if to Insulet:
Insulet Corporation
9 Oak Park Drive
Bedford, MA 01730
Attention: General Counsel
Facsimile: 781-357-4281

     with a copy (which shall not constitute notice) to:
Goodwin Procter LLP
Exchange Place
Boston, MA 02109
Attention: Ray Zemlin
Facsimile: 617-523-1231
All notices and communications under this Agreement shall be deemed to have been duly given (x) when delivered by hand, if personally delivered, (y) 1 Business Day after when delivered to a courier, if delivered by commercial one-day overnight courier service or (z) when sent, if sent by facsimile, with an acknowledgment of sending being produced by the sending facsimile machine.
          Section 12.2 Definitions. For the purposes of this Agreement, the following terms have the following meanings:
          “Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such first Person. For purposes of this definition, a Person shall be deemed to control another Person if it owns or controls 50% or more of the voting equity of the other Person (or other comparable ownership if the Person is not a corporation), or otherwise possesses the power to direct the management or policies of the other Person, whether through ownership of voting securities or by contract or otherwise; provided that solely for purposes of this Agreement, no Party shall be deemed to be an “Affiliate” of any other Party (or any of its Affiliates).
          “Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions at the domicile of Insulet or Distributor are permitted or required by Law, executive order or decree of a Governmental Authority to remain closed.
          “Business Plan” means a description of the plan for marketing the Products in one or more countries of the Territory (or proposed Territory) during the Term, including at least: (1) the projected minimum sales quantities per quarter during the Term; (2) the distribution route (direct or indirect), (3) the projected reimbursement for the Products, (4) and any other information reasonably necessary for the Parties to assess the commercialization of the Products in the specified portions of the Territory or proposed Territory.
          “Calendar Year” means the period of 12 consecutive months starting on January 1, 2010, and each twelve (12) months period thereafter.
          “Calendar Quarter” means the respective periods of 3 consecutive calendar months commencing on the first day of the first Calendar Year.
          “Calendar Year Minimums” means the minimum quantities as set forth in Section 4.2 and Exhibit III.

          “Competitor” means any Third Party which, by itself or through any of its Affiliates, is engaged or otherwise participating in any business or other activity involving the manufacture for commercial sale or distribution of products that compete with Products.
          “Confidential Information” means all data and information of a confidential or proprietary nature, including know-how and trade secrets relating to the business, the affairs and the products of a Party. Confidential Information may be communicated orally, in writing or in any other recorded or tangible form. Data and information shall be considered to be Confidential Information, (a) if a Party has advised the receiving Party of such confidential nature, or (b) if, due to such character or nature, a reasonable person in a like position and under like circumstances as the receiving Party would treat such as secret and confidential.
          “Competitive Insulin Infusion Device” means an insulin infusion device comprising [***].
          “Customer” means a Person an individual who (a) is resident in the Territory; and (b) has entered into an agreement (oral or written, including purchase orders) for the purchase of Products with Distributor.
          “Force Majeure” has the meaning as set forth in Section 12.8.
          “Governmental Authority” means any nation, state, province, county, city or political subdivision and any official, agency, arbitrator, authority, court, department, commission, board, bureau, instrumentality or other governmental entity of any thereof, whether domestic or foreign.
          “Intellectual Property Rights” means, collectively, all rights in, to and under patents, trade secret rights, copyrights, mask works, trademarks, service marks, trade dress and similar rights of any type under the laws of any Governmental Authority, including, without limitation, all applications and registrations relating to the foregoing, which either Party may at any time own, control, license, adopt, use or register with respect to the Products.
          “Laws” shall mean any law, statute, rule, regulation, guideline, ordinance or other pronouncement of any Governmental Authority having the effect of law or guidances of any Governmental Authority in the United States and in the countries of the Territory, or any province, county, city or other political sub-division thereof.
          “Person” means and includes any individual, corporation, trust, estate, partnership, limited liability company, joint venture company, association, league, governmental bureau or agency, or any other entity regardless of the type or nature thereof.
          “Product Registrations” means existing and future marketing and regulatory authorizations relating to the Products in the Territory including such authorizations relating to any and all existing and future uses for the Products, necessary for import, advertisement, marketing, distribution and sale of the Products.
          “Products” means certain products as set forth in Exhibit I.

          “Specifications” shall mean the specifications for the Products that are included in the User Manual for such Products.
          “Sub-Distributor” means any Third Party or any Affiliate of Distributor that has entered into a written agreement with Distributor for the distribution of Products anywhere in the Territory.
          “Third Party” means any Person other than Insulet, Distributor or their respective Affiliates.
          Section 12.3 Descriptive Headings; Certain Interpretations. The table of contents and headings contained in this Agreement are for reference purposes only and shall not control or affect the meaning or construction of this Agreement. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “or” is not exclusive and “include,” “includes” and “including” are not limiting; (b) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “date hereof” refers to the date of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (f) references to an agreement or instrument mean such agreement or instrument as from time to time amended, modified or supplemented, and all exhibits, appendices, schedules or other attachments thereto; (g) references to a Person are also to its permitted successors and assigns; (h) references to an “Article,” “Section,” “Clause,” “Exhibit” or “Schedule” refer to an Article, Section or Clause of, or an Exhibit or Schedule to, this Agreement; (i) words importing the masculine gender include the feminine or neuter and, in each case, vice versa; (j) references to a Law include any amendment or modification to such Law and any rules or regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules or regulations occurs, before or after the date of this Agreement; and (k) references to monetary amounts shall be denominated in United States Dollars.
          Section 12.4 Waivers. The waiver by either Party of a breach or default in any of the provisions of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same of either Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder nor operates as a waiver of any breach or default by the other Party.
          Section 12.5 Entire Agreement and Amendments. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements between the Parties, whether written or oral, relating to the same subject matter. No modification, amendment or supplements to this Agreement shall be effective for any purpose unless in writing, signed by each Party. Approvals or consents hereunder of a Party shall also be in writing.
          Section 12.6 Severability. In the event that any provision herein shall be determined to be void or unenforceable in whole or in part for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions or part thereof contained in this Agreement and such void or unenforceable provisions shall be deemed to be severable from any other provisions or part thereof herein contained. In the event that any of the provisions herein contained are held to be unreasonable by reason of the duration or type or scope of services covered by the said provision then the said provision shall be given effect only to the extent as may be enforceable or deemed enforceable by any court of competent jurisdiction.
          Section 12.7 Assignments. Neither Party shall transfer or assign the Agreement or delegate the performance of its obligations hereunder without the express written consent of the other Party. Notwithstanding the foregoing, either Party may assign this Agreement (a) to any of its Affiliates; or (b) to any Third Party in connection with the sale or transfer, by merger, reorganization, consolidation or otherwise, of all or substantially all of the Party’s business or assets to which this Agreement relates. This Agreement and the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.
          Section 12.8 Force Majeure.
          (a) Neither Party shall be liable to the other Party for any delay or omission in the performance of any obligation hereunder, where the delay or omission is due to any cause or conditions beyond the reasonable control of the Party obligated to perform, including strike or other labor difficulties, acts of God, acts of government, war (declared or undeclared), acts of terrorism, fire, epidemic of disease, riots, civil commotion, embargoes, government requisition or impoundment or other acts of any Governmental Authority or inability to obtain supplies (“Force Majeure”). For clarification, failure to obtain or Maintain a Product Registration shall not be considered a Force Majeure event. If Force Majeure prevents or delays the performance by a Party of any obligation under this Agreement, then the Party claiming Force Majeure shall notify the other Party thereof in writing within 15 days of the occurrence of such Force Majeure.
          (b) If the performance of this Agreement shall be prevented for a period exceeding six months from the date of notice given pursuant to Section 12.8(a) due to an event of Force Majeure, the Party receiving notice of an event of Force Majeure shall be entitled to immediately terminate all obligations regarding the supply, purchase or distribution of Products for the affected period by giving written notice to the other. Distributor, if it is the Party receiving notice of an event of Force Majeure, (instead of exercising its rights in the preceding sentence) may elect to extend the Term of this Agreement for one additional year. As regards the supply of Product for the remainder of the Term, absent termination by the Party receiving notice of an event of Force Majeure, this Agreement shall continue in full force and effect in accordance with its terms.
          Section 12.9 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their permitted successors and assigns and nothing herein express or implied shall give or be construed to give to any Person, other than the Parties hereto and such successors and assigns, any legal or equitable rights or remedies.
          Section 12.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
          Section 12.11 Further Assurance. Each Party undertakes, at the request and cost and expense of the other Party, to sign all documents and to do all other acts, which may be necessary to give full effect to this Agreement.
          Section 12.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the substantive Laws of Switzerland, excluding its conflicts of laws principles. The UN Convention on Contracts for the International Sale of Goods is not applicable to this Agreement nor to purchase orders and deliveries based hereon. General terms of sale of Insulet and general order terms or purchase terms of Distributor are not applicable to this Agreement nor to Orders based hereon
          Section 12.13 Governing Language. The official text of this Agreement shall be the English language, and any interpretation or construction of this Agreement shall be based thereon. If this Agreement or any documents or notices relating to it are translated into another language the English version shall be controlling in the event of discrepancy between the two.
          Section 12.14 Arbitration.
          (a) In the event of a dispute between the Parties, the Parties shall first attempt in good faith to resolve such dispute by negotiation and consultation between themselves. In the event that such dispute is not resolved on an informal basis within 30 days for attempted resolution by good faith negotiations within 30 days after such notice is received.
          (b) All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. Such arbitration shall take place in Zurich, Switzerland. The language of the arbitration shall be English. The arbitration award so given shall be a final and binding determination of the dispute and shall not include any damages expressly prohibited by Section 8.5. Except in a proceeding to enforce the results of the arbitration or as otherwise required by Law, neither Party nor any arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of both Parties.
          (c) Notwithstanding the foregoing dispute resolution procedure, in the event of an actual or threatened breach hereunder, the aggrieved Party may seek equitable relief (including restraining orders, specific performance or other injunctive relief) without submitting to such dispute resolution procedure if there is a reasonable likelihood of the occurrence of irreparable harm during the period of the dispute resolution procedure.
          Section 12.15 Press Releases.
          (a) Subject to Section 12.15(b), press releases or other similar public communications by a Party relating to this Agreement shall be subject to a right of reasonable prior review and approval by the other Party, which approval shall not be unreasonably withheld or delayed, provided that such right of approval shall not apply to communications required by applicable Law, disclosures of information for which consent has previously been obtained, or information that has been previously disclosed publicly, and provided, further, that any draft press release or other public communication submitted to a Party for its approval shall be deemed approved if such Party fails to notify the submitting Party within 5 Business Days of receipt thereof as to whether or not it has been approved.
          (b) Distributor understands and agrees that Insulet may submit a copy of this Agreement to the United States Securities and Exchange Commission.
[Signature Page Follows]

The Parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

Insulet Corporation
By:	/s/ Duane DeSisto
	Name:	Duane DeSisto
	Title:	Chief Executive Officer

Ypsomed Distribution AG
By:	/s/ Richard Fritschi
	Name:	Richard Fritschi
	Title:	Chief Executive Officer

By:	/s/ Simon Michel
	Name:	Simon Michel
	Title:	Senior Vice President Marketing & Sales

[Signature Page to Distribution Agreement]

Exhibit I
Products
1.	Insulet’s OmniPod System, an insulin delivery system designed and manufactured by Insulet and, pursuant to this Agreement, supplied to and distributed by Distributor, each OmniPod System comprising a PDM (as defined hereafter) and PODs (as defined hereafter). The term “Product(s)” includes improvements, enhancements, new versions of and accessories to the Products. Insulet shall use reasonable commercial efforts to make any improved, enhanced or new versions of Products available to Distributor for distribution in the Territory. The OmniPod System includes:
a.	Personal Diabetes Manager or PDM, the handheld portion of the OmniPod System, containing the user interface for controlling the POD portion of the OmniPod System, optionally including an integrated blood glucose meter.
b.	POD, the wearable, disposable insulin pump portion of the OmniPod System (including filling system), controlled by the PDM.
2.	“YM OmniPod System” means a version of the OmniPod System, designed and manufactured by Insulet and, pursuant to this Agreement, supplied to and distributed by Distributor, each YM OmniPod System comprising a YM PDM (as defined hereafter) and YM PODs (as defined hereafter). Insulet shall use reasonable commercial efforts to make the YM OmniPod System ready for supply to Distributor and ready for distribution in the Territory by the dates set forth in Exhibit II.

“YM PDM” means versions of Insulet’s PDM adapted and labeled for sale in the countries of the Territory listed in Section II of Exhibit II.

“YM POD” ” means versions of Insulet’s POD adapted and labeled for sale in the countries of the Territory listed in Section I of Exhibit II.

“YM Integrated BGM” means a blood glucose meter that uses blood glucose strips manufactured by [***] and is integrated into the YM PDM.
The terms “PDM” and “POD” include the terms “YM PDM” and “YM POD” where appropriate.

Exhibit II
Territory
I. TERRITORY
Those countries listed below in Section II of this Exhibit II.
II. LIST OF COUNTRIES
The following countries shall be ready for distribution of Products by Distributor on the dates specified below, i.e. Insulet shall have obtained and maintain Product Registrations in these countries and shall have the country specific version of Products ready for supply and ready for distribution by Distributor as of the date specified below.
     -   Germany: [***] 2010
     -   Netherlands: [***] 2010
     -   France: [***] 2010
     -   Australia: [***] 2010
     -   Belgium: [***] 2010
     -   China: [***] 2011
     -   UK: [***] 2010
     -   Norway: [***] 2010
     -   Sweden: [***] 2010
     -   Finland: [***] 2010
     -   Switzerland: [***] 2010
III.	INCLUSION OF ADDITIONAL COUNTRIES FOR DISTRIBUTION

1.	At any time during the term, Distributor may request Insulet in writing to add further countries to the list of countries in the Territory in Section II of Exhibit II. Distributor shall present a Business Plan for the distribution of the Products in each such additional country(ies). Insulet and Distributor shall negotiate in good faith to enter into an amendment of this Exhibit II relating to the addition of each such country(ies) to the Territory and an adjustment of the Calendar Year Minimums as set forth in Exhibit III. If the Parties agree to add any such country(ies) to the list of countries in the Territory in Section II of Exhibit II, the Parties shall share development costs equally, provided that

Distributor’s share of such develop costs shall not exceed [***] for any country added to the list of countries in Territory in Section II of Exhibit II.

IV.	RIGHT OF FIRST REFUSAL

1.	During the Term, in the event that (i) Insulet desires to enter into a distribution agreement with respect to the Products in a country outside the Territory, (ii) Insulet desires to itself promote, advertise, market, distribute and sell Products in a country outside the Territory, or (iii) Insulet desires to supply any Third Party for promotion, advertisement, marketing, distribution and sale of Products in a country outside the Territory, before itself promoting, advertising, marketing, distributing or selling the Product in such country outside the Territory or before entering into negotiations with any Third Party with respect to such agreement, Insulet will notify Distributor (a “Notice”). If Distributor would like to amend the Territory to include such country, Distributor shall notify Insulet in writing of such request and provide a Business Plan for such country within sixty (60) days after Distributor’s receipt of such Notice. Insulet shall enter into good faith negotiations with Distributor with respect to such amendment of the Territory and an equitable adjustment of the Calendar Year Minimums for a period of sixty (60) days (the “Negotiation Period”) following receipt of such request and Business Plan from Distributor. If Distributor does not request to pursue an amendment within the sixty (60) day period set forth above, or if Distributor does not provide Insulet with a Business Plan for such country during such sixty (60) day period, Insulet will then be free to itself promote, advertise, market, distribute and sell Products in such country outside the Territory or to enter into negotiations with any Third Party regarding an agreement for Products for such country, and free to enter into any such agreement. If Distributor does request an amendment to the Territory and provide a Business Plan to Insulet within the sixty (60) day period set forth above, but the Parties do not conclude an amendment within the Negotiation Period, Insulet will then be free to enter into negotiations with any Third Party regarding an agreement for Products for such country, and free to enter into any such agreement, subject to the provisions set forth below. For clarification, if Distributor does request an amendment to the Territory and provide a Business Plan to Insulet within the sixty (60) day period set forth above, but the Parties do not conclude an amendment within the Negotiation Period, then Insulet shall refrain from itself promoting, advertising, marketing, distributing or selling the Product in such country without prior written approval of Distributor, but shall have the right to proceed in accordance with Section 2 below.

2.	Insulet shall not enter into an agreement with any Third Party with respect to such country under terms and conditions financially less favorable taken as a whole (including transfer prices, Calendar Year Minimums and volume requirements for the Products) to Insulet than the last counteroffer from Insulet to Distributor (a “Financially Less Favorable Offer”). If Insulet intends to enter into a Financially Less Favorable Offer with a Third Party, then Insulet shall not enter into an agreement with such Third Party without first offering such terms and conditions in the Financially Less Favorable Offer to Distributor. In the event that Insulet makes such offer to Distributor, Distributor will have an additional fifteen (15) days to provide Insulet with notice that Distributor desires to enter into an amendment with Insulet on substantially the same terms and conditions as set out in the Financially Less Favorable Offer. If such notice is provided by Distributor, the Parties will work diligently to expeditiously complete such an amendment. If such notice is not provided by Distributor within such fifteen (15) day period, Insulet will be free to enter into an agreement with such Third Party having the terms and conditions set forth in the Financially Less Favorable Offer.

V.	COUNTRIES EXCLUDED FROM THE TERRITORY

1.	The Parties agree the countries listed below shall not be part of the Territory and Distributor waives its right to (a) add such countries to the Territory under Section III of this Exhibit II, and (b) negotiate and have a right of first refusal with respect to such countries under Section IV of this Exhibit II.
     -   USA
     -   Israel
     -   Canada

Exhibit III
Calendar Year Minimums And Pricing
I. CALENDAR YEAR MINIMUMS AND PRICING

[Calendar	Minimum	PDM Transfer	Minimum	POD Transfer
Year	Quantity: PDMS	Price($US)	Quantity: PODS	Price ($US)]
2010	[***]	[***]	[***]	[***]
2011	[***]	[***]	[***]	[***]
2012	[***]	[***]	[***]	[***]
2012			[***]	[***]
2013	[***]	[***]	[***]	[***]
2013			[***]	[***]
2014	[***]	[***]	[***]	[***]
2014			[***]	[***]
2015			[***]	[***]
For the avoidance of doubt the Minimum Quantity for a Calendar Year is the sum of the values expressed in the table above for each Calendar Year. For example, the Minimum Quantity of PODS for 2012 is [***], where [***] are purchased by Distributor at a Transfer Price of [***] and [***] are purchased by Distributor at a Transfer Price of [***]. Distributor must purchase the Minimum Quantity of PODS at the higher Transfer Price in each Calendar Year before purchasing PODS at the lower Transfer Price.
SAMPLE PRICING

Demonstration POD	[***]
II. PRICING OF PRODUCTS WITHOUT YM INTEGRATED BGM AFTER [***]
In the event Insulet is not able to supply Distributor with YM PDM with YM Integrated BGM for distribution in the Territory by [***], the transfer price to be paid by Distributor for purchases of PDMs after [***] shall be reduced to [***]. As soon as Insulet is able to supply an YM PDM with [***] for distribution in the Territory, the transfer price to be paid by Distributor for purchase of PDMs shall be as set forth in Section I of this Exhibit III. Alternatively, if Insulet is able to supply a YM PDM with an alternative integrated BGM, the transfer price to be paid by Distributor for purchase of PDFS shall be [***] and Insulet shall share [***] of any [***] that Insulet actually receives from a Third Party provider of the [***].
III. EQUITABLE ADJUSTMENT TO CALENDAR YEAR MINIMUMS

The Parties shall negotiate and implement a fair and equitable adjustment to the Calendar Year Minimums, which adjustment shall be agreed to by the Parties and referenced in an amendment to this Exhibit III, if (a) the Parties amend the list of countries in the Territory in Section II of Exhibit II as permitted in this Agreements; (b) if Insulet exercises its rights under Section 10.2 or 10.3; (c) if Insulet, pursuant to this Agreement, converts Distributor’s appointment as exclusive distributor to non-exclusive in any country(ies); (d) if Insulet, pursuant to this Agreement, selectively terminates Distributor’s appointment as distributor in any country(ies); (e) if Insulet fails to obtain and maintain Product Registrations in the countries listed in Section II of Exhibit II or fails to have country specific versions of Products ready for supply and distribution by Distributor by the dates set forth in Section II of Exhibit II; or (f) if any of the following events occurs during the Term of this Agreement:
(i) an injunction based on Third Party patent infringement by the Products is issued and pending;
(ii) Insulet does not hold a Product Registration in a country of the Territory, or such Product Registration, has been revoked, or an injunction or warning letter (or the like) based on regulatory problems with a Product is issued and pending;
(iii) a corrective or preventive action or a recall is requested or voluntarily performed;
(iv) Insulet materially breaches its obligations under Section 1.2;
(v) Distributor, having used commercially reasonable efforts, does not obtain listing of the Products with reimbursement authorities in a country of the Territory;
(vi) Insulet is in material breach of this Agreement;
(vii) deliveries of Products are delayed by Insulet by more than thirty (30) days after the delivery date specified in the Order;
(vii) Insulet suspends shipments of Products in accordance with Section 5.1;
(viii) the number of PODs delivered per Customer decreases during the Term due to reasons in Insulet’s responsibility including, without limitation, new version of PODs containing more insulin; or
(viii) a Force Majeure event prevents the supply, purchase, distribution, import, marketing or sale of Products under this Agreement.
Upon occurrence of an event listed in this Section III of Exhibit III and until the amendment to this Exhibit III containing the adjusted Calendar Year Minimums is in effect, the Calendar Year Minimums shall not apply.
Any equitable adjustment to the Calendar Year Minimum agreed to by the Parties shall be proportional to the share of the market in the Territory affected by the reason for the equitable adjustment. The share of the market in the Territory affected by the reason for the equitable adjustment shall be the greater of: (a) the projected market share set forth in the table below; (b) the actual market share during the most recent twelve months; and (c) the market share set forth in the most recent forecast pursuant to Section 4.3.

[# of Pods	Year 1	Year 2	Year 3	Year 4	Year 5]
Germany	[***]	[***]	[***]	[***]	[***]
France	[***]	[***]	[***]	[***]	[***]
Netherlands	[***]	[***]	[***]	[***]	[***]
Australia	[***]	[***]	[***]	[***]	[***]
UK	[***]	[***]	[***]	[***]	[***]
Nordics	[***]	[***]	[***]	[***]	[***]
Switzerland	[***]	[***]	[***]	[***]	[***]
China	[***]	[***]	[***]	[***]	[***]
Total	100%	100%	100%	100%	100%

EXHIBIT IV
Variances
As set forth in Sections 4.3 of this Agreement, the forecasted amounts for the 4 quarters of the forecast shall constitute a binding and firm purchase order, provided, however, that the Orders actually issued to Insulet pursuant to Section 4.5 vary in accordance with the following table.

	Order Flexibility Up	Order Flexibility
	(expressed as a	Down (expressed as a
Period of Forecast in	percentage of the	percentage of the
any Calendar Year	forecasted amount)	forecasted amount)
Calendar Quarter 1	[***]	[***]
Calendar Quarter 2	[***]	[***]
Calendar Quarter 3	[***]	[***]
Calendar Quarter 4	[***]	[***]

EXHIBIT V
Business Plans